UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 20, 2005

Anika Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	000-21326	04-3145961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 New Boston Street, Woburn, Massachusetts		01801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 932-6616

No Change Since Last Report

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry Into a Material Definitive Agreement.

On January 20, 2005 and January 21, 2005, the Compensation Committee of the Board of Directors of the Registrant increased the annual salary of our named executive officers as follows:

	2005 Salary	Increase from 2004 Salary
Charles H. Sherwood	$375,000	$15,000
Frank Luppino	$196,300	$21,300
James E. O’Neill	$121,679	$4,679

Also, at the same time the Compensation Committee exercised its discretion to approve cash bonus payments in respect of services rendered by its officers during 2004 to executive officers in the following amounts set forth below opposite the name of such officer:

Charles H. Sherwood	$180,000
Frank Luppino	$43,750
James E. O’Neill	$17,550

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANIKA THERAPEUTICS, INC.

January 26, 2005	By:	/s/ Charles H. Sherwood
Charles H. Sherwood, Ph.D.
Chief Executive Officer and President